UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

G/O BUSINESS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other Jurisdiction)	000-24688 (Commission File No.)	76-0025986 (IRS Employer I.D. No.)

14360 Sylvanfield Dr.
Houston, Texas 77014
(Address of Principal Executive Offices)

(832) 422-2629
(Registrant's Telephone Number)

N/A
(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On October 23, 2006, G/O Business Solutions, Inc. (“the Company”) engaged Malone & Bailey, PC, in Houston, Texas, as its principal accountant to replace its former principal accountant, HJ & Associates, LLC, in Salt Lake City, Utah who was dismissed by the Company. The decision to change accountants was approved by the Board of Directors of the Company. The decision to change accountants was due to the Company’s desire to promote efficiency by engaging auditors located in the same city as the Company’s headquarters.

HJ & Associates, LLC’s audit reports regarding the Company’s financial statements for the year ended December 31, 2005 and 2004, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, scope or accounting principles, except that their audit report for the year ended December 31, 2005 expressed no opinion over the effectiveness of the Company’s internal controls over financial reporting because the Company previously determined that it is not required to have such an audit, and the audit reports for the year ended December 31, 2005 and 2004 were modified to express substantial doubt with respect to the Company’s ability to continue as a going concern.

In connection with the prior audits for the fiscal year ended December 31, 2005 and 2004, and the review for the interim period up to and including June 30, 2006, there have been no disagreements with HJ & Associates, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of HJ & Associates, LLC, would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods.

On October 24, 2006, the Company provided HJ & Associates, LLC with a copy of this Current Report. On October 24, 2006, HJ & Associates, LLC sent the Company a letter addressed to the Securities and Exchange Commission stating that HJ & Associates, LLC agrees with the statements made in this Current Report. Such letter is attached hereto as Exhibit16.

October 23, 2006, the Company’s board authorized the engagement of Malone & Bailey, PC as its new independent accountants to be effective immediately. During the two most recent fiscal years and through the date of this Current Report, neither the Company nor anyone on its behalf has consulted with Malone & Bailey, PC regarding any of the following:

(i)
the type of audit opinion that might be rendered on the Company’s financial statements, and in no case was a written report provided to the Company nor was oral advice provided that the Company concluded was an important factor in reaching a decision as to accounting, auditing or financial reporting issues; or

(ii)
any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(v).

On August 15, 2006, the Company completed a reorganization with SH Celera Capital Corporation (“SH Celera”), a Maryland corporation, whereby the Company issued 17,300,744 shares of their common stock to SH Celera in exchange for consideration including $50,000 in working capital to be paid by SH Celera, $65,000 of the Company’s liabilities to be assumed by SH Celera, the undertaking to issue the Company 486,053 shares of SH Celera’s common stock, the assignment of all of SH Celera's rights in certain Retainer Agreements, and the mutual execution and delivery of a facilities, administrative, & operating services agreement necessary for us to conduct a fee based business consulting practice under our trade name "G/O Business Solutions, Inc” (“Reorganization”). The Reorganization resulted in SH Celera owning approximately 80% of our common stock. The Company’s Current Report on Form 8-K filed with the SEC on August 16, 2006 describes this Reorganization.

Malone & Bailey, P.C. served as the auditor of SH Celera before the Reorganization and in connection therewith provided advice respecting the application of accounting principles with respect to such Reorganization transaction as described in regulation S-B Item 304 (a)(2)(i).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO .	IDENTIFICATION OF EXHIBIT

16	Letter from HJ & Associates, LLC

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G/O BUSINESS SOLUTIONS, INC.

DATE: October 25, 2006	By:	/s/ George R. Jarkesy, Jr.
George R. Jarkesy, Jr., Chief Executive Officer